Exhibit 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of April 1, 2018*

Company Name	Jurisdiction of Incorporation

Xinyuan Real Estate, Ltd.	Cayman Islands
Xinyuan International Property Investment Co., Ltd.	Cayman Islands
Xinyuan International (HK) Property Investment Co., Limited	Hong Kong
XIN Development Group International Inc.	United States
South Glory International Ltd.	Hong Kong
Victory Good Development Ltd.	Hong Kong
Elite Quest Holdings Ltd.	Hong Kong
XIN Irvine LLC	United States
Vista Sierra LLC	United States
XIN Development Management East LLC	United States
XIN NY Holding LLC	United States
XIN Eco Marine Group Properties Sdn Bhd	Malaysia
421 Kent Development, LLC	United States
Xinyuan Sailing Co., Ltd.	Hong Kong
AWAN Plasma Sdn. Bhd.	Malaysia
Zhengzhou Yasheng Construction Material Co., Ltd.	China
Zhengzhou Jiasheng Real Estate Co., Ltd	China
Zhengzhou Yusheng Landscape Design Co., Ltd.	China
Xinyuan (China) Real Estate, Ltd.	China
Beijing Yinghuai Commerce and Trade Co., Ltd.	China
Henan Xinyuan Real Estate Co., Ltd.	China
Xi'an Xinyuan Metropolitan Business Management Co., Ltd.	China
Tianjin Xinyuan Real Estate Co., Ltd.	China
Changsha Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Beijing Juzhouyun Technology Development Co., Ltd.	China
Henan Yinghuai Commerce and Trade Co., Ltd.	China
Qingdao Xinyuan Xiangrui Real Estate Co., Ltd.	China
Shandong Xinyuan Real Estate Co., Ltd.	China
Zhengzhou Hengsheng Real Estate Co., Ltd.	China
Zhengzhou Mingyuan Landscape Engineering Co., Ltd.	China
Henan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Suzhou Xinyuan Real Estate Development Co., Ltd.	China
Anhui Xinyuan Real Estate Co., Ltd.	China
Kunshan Xinyuan Real Estate Co., Ltd.	China
Xinyuan Real Estate (Chengdu) Co., Ltd.	China
Xuzhou Xinyuan Real Estate Co., Ltd.	China
Henan Xinyuan Jiye Real Estate Co., Ltd.	China
Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China
Beijing Heju Management Consulting Service, Ltd	China
Xinyuan Renju (Beijing) Asset Management Co., Ltd.	China
Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	China
Beijing Xinyuan Priority Real Estate Consulting Co., Ltd.	China
Henan Xinyuan Quansheng Real Estate Co., Ltd.	China

Suzhou Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Jiangsu Jiajing Real Estate Co., Ltd.	China
Beijing Economy Cooperation Ruifeng Investment Co., Ltd.	China
Henan Xinyuan Priority Commercial Management Co., Ltd.	China
Beijing XIN Media Co., Ltd.	China
Beijing Xinyuan Xindo Park E-Commerce Co., Ltd.	China
Xingyang Xinyuan Real Estate Co., Ltd.	China
APEC Construction Investment (Beijing) Co., Ltd.	China
Zhengzhou Shengdao Real Estate Co., Ltd.	China
Beijing Xinxiang Huicheng Decoration Co., Ltd.	China
Jinan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shandong Xinyuan Renju Real Estate Co., Ltd.	China
Xinrongji (Beijing) Investment Co., Ltd.	China
Sanya Beida Science and Technology Park Industrial Development Co., Ltd.	China
Chengdu Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shanghai Junxin Real Estate Co., Ltd.	China
Xinyuan Internet Finance Co., Ltd.	Cayman Islands
New Dawn International Ltd.	Cayman Islands
New Legend International Ltd.	Cayman Islands
NewPoint International Ltd.	Cayman Islands
NewGrace International Ltd.	Cayman Islands
China Online Finance Research Institute Limited	Hong Kong
Genesis Ocean Investments Ltd.	Hong Kong
Honest View Development Ltd.	Hong Kong
Honour Triumph Enterprises Ltd.	Hong Kong
Well Poly Holdings Ltd.	Hong Kong
Beijing Xinhe Investment Development Co., Ltd	China
Jinan Yinghuai Commerce and Trade Co., Ltd	China
Henan Xinyuan Guangsheng Real Estate Co., Ltd.	China
Shanghai Hexinli Property Management Center	China
Shenzhen Xilefu Internet Financial Service Co., Ltd.	China
Shenzhen Xileju Technology Development Co., Ltd.	China
Henan Xinyuan Real Estate Marketing Co., Ltd.	China
XIN Manhattan Holding LLC	United States
421 Kent Holdco LLC	United States
Hudson 888 Holdco LLC	United States
Hudson 888 Owner LLC	United States
Shenzhen Xinchuang Investment Consulting Co., Ltd	China
Shenzhen Keye Investment Co., Ltd	China
Zhengzhou Xinnan Real Estate Co., Ltd	China
Henan Xinyuan Shunsheng Real Estate Co., Ltd	China
Xinyuan Technology Service Co., Ltd	China
Shaanxi Zhongmao Real Estate Co., Ltd	China
Henan Yueshenghang Property Service Co., Ltd	China
Hunan Erli Real Estate Co., Ltd	China
Ningbo Meishan Bonded Port Xinshoulei Investment Management Co., Limited	China
XinYuan (China) Technology Research Institute Limited	Hong Kong
XIN Queens Holding LLC	United States
Queens Theatre Holdco LLC	United States
Queens Theatre Owner LLC	United States
Xinyuan Future Science & Technology Research (Beijing) Co., Limited	China
Xinyuan Investment Management Co., Limited	China

Hangzhou Investment Consulting Co., Limited	China
Hunan Yue-Mart Commerce and Trade Co., Ltd	China
Xinyuan Tianjin Technology Development Co., Limited	China
Henan Xinyuan Industrial Co., Limited	China
Beijing Ruihaoronghong Real Estate Development Co., Ltd	China
Chengdu Xinyuan Commercial Management Co., Limited	China
Beijing Xinju Technology Co., Ltd	China
Hunan Xintian Real Estate Co., Ltd.	China
Zhengzhou Hangmei Technology Development Co., Ltd	China
Zhengzhou Hangmei Zhengxing Technology Co., Ltd	China
Xi'an Dingrun Real Estate Co., Ltd.	China
Zhengzhou Kangshengboda Real Estate Co., Ltd.	China
Xinjiang Xinyuan Renju Equity Investment., LLC.	China
Qingdao Jianuohua International Healthy Industrial Co., Ltd.	China
Xinyuan Technology Development Operation Henan Co., Ltd.	China
Zhuhai Pricess Real Estate Co., Ltd.	China
Henan Reixin Real Estate Co., Ltd.	China
Henan Huanzhou Construction Engineering Co., Ltd.	China
Kunshan Litai Construction Co., Ltd.	China
Suzhou Danhua Construction Co., Ltd.	China
Xinchuang Technology Co., Ltd.	China
Hanghzhou Xinyansuifeng Investment Partnership Enterprise (Limited partnership)	China
Hanghzhou Huiyuan Investment Management Partnership Enterprise (Limited partnership)	China
Henan Xinyuan Education Technology, LLC.	China
Shenzhen Ruizhuoxizhi Technology Development Co., Ltd.	China
Wuhan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Guangdong Xinyuan Real Estate Co., Ltd.	China
Beijing Juhe Real Estate Brokerage Co., Ltd.	China
Xinyuan Co., Ltd	China
Taicang Pengchi Real Estate Co., Ltd.	China
Beijing Yuandian Internet Technology Co., Ltd.	China
Puyang Zhongfang Xinyuan Property Management Co., Ltd.	China
Khorgos XinYan Enterprise Management Consulting Co., Ltd.	China
Xi’an Jinbian Shunsheng Real Estate Co., Ltd.	China
Henan Chengzhihang Property Management Co., Ltd.	China
Xinyan Tianjin Investment Management Co., Ltd.	China
Hunan Huaiwei Business Management Co., Ltd.	China
Beijing Ruizhuoxiyi Information Technology Co., Ltd.	China

*The list does not include various new entities created by Xinyuan Real Estate Co., Ltd. that are being held for future ventures.